                                                                   EXHIBIT 99.j1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 104 to Registration Statement No. 2-14213 on Form N-1A of American Century
Mutual Funds, Inc. of our reports dated December 5, 2003, appearing in the respective Annual Reports of Balanced Fund, Capital Value Fund, Giftrust Fund,
Growth Fund, Heritage Fund, New Opportunities Fund, New Opportunities II Fund,
Select Fund, Ultra Fund, Veedot Fund and Vista Fund, comprising American Century
Mutual Funds, Inc. for the year ended October 31, 2003, in the Statement of
Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Other Service Providers" in such Statement of Additional Information and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are also part of this
Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
February 20, 2004